United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code (215) 721-2400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Univest Corporation of Pennsylvania (the Corporation) Annual Meeting of Shareholders held on April 16, 2013, the shareholders approved the matters described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2013, and set forth below. As of the record date for the Annual Meeting, holders of a total of 16,805,203 shares of the Corporation’s Common Stock were entitled to vote on the matters considered at the Annual Meeting.

The following is a summary of the voting results for each matter submitted to a vote of shareholders at the Annual Meeting:

	For	Withheld	Broker Non-Votes
1. Election of two Class II Directors each for a three-year term expiring in 2016:
William G. Morral, CPA	6,687,964	3,448,971	1,903,513
Margaret K. Zook	6,763,786	3,373,149	1,903,513
2. Election of three Alternate Directors for a one-year term expiring in 2014:
K. Leon Moyer	7,501,264	2,635,671	1,903,513
Thomas Scannapieco	9,489,898	647,037	1,903,513
Jeffrey M. Schweitzer	9,682,920	454,015	1,903,513

	For	Against	Abstain	Broker Non-Votes
3. Approval of the Univest 2013 Long-Term Incentive Plan:
	5,551,826	4,511,888	73,221	1,903,513
4. Ratification of KPMG LLP as the Corporation’s independent registered public accounting firm for 2013:
	11,997,073	40,836	2,539	—
5. Advisory vote to approve the compensation of the Corporation’s named executive officers:
	9,021,190	935,368	180,377	1,903,513

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

Date: April 18, 2013